Exhibit 5.1

[COMPUTER SCIENCES CORPORATION LETTERHEAD]

March 7, 2003

Computer Sciences Corporation
2100 East Grande Avenue
El Segundo, California 90245

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I am an attorney-at-law, duly licensed to practice law before the United States Supreme Court, several lower federal courts and in the States of Kansas, Pennsylvania and the District of Columbia, and I am Vice President, General Counsel and Secretary of Computer Sciences Corporation (the "Company"). I have acted as legal counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") covering 3,000,000 shares of the common stock, par value $1.00 per share, together with the associated preferred stock purchase rights, of the Company (collectively, the "Common Stock"), subject to issuance by the Company under the DynCorp Savings and Retirement Plan ("SARP") and the DynCorp Capital Accumulation and Retirement Plan (the "CAP" and together with the SARP, the "Plans"), adopted by the Company pursuant to the terms of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 7, 2003, by and among the Company, DynCorp, a Delaware corporation, and Garden Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and the preparation of the prospectus related to the Registration Statement (the "Prospectus").

As such counsel, I have examined the Registration Statement, the Prospectus, the Plans and such other documents, and have obtained such certificates and assurances from public officials and from officers and representatives of the Company, as I have deemed necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of all such copies of documents.

I have also examined the proceedings heretofore taken, and I am familiar with the proceedings proposed to be taken, by the Company in connection with the authorization, reservation, issuance and sale of the shares of Common Stock.

Based upon the foregoing and in reliance thereon, I am of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plans will, when sold and paid for in accordance with the terms of the Plans and as described in the Prospectus, the Registration Statement and the exhibits thereto, be validly issued, fully paid and nonassessable.

The Company is incorporated under the laws of the State of Nevada. I am admitted to the practice of law before the United States Supreme Court and several lower federal courts, as well as the state courts of Kansas, Pennsylvania and the District of Columbia. I call to your attention that I am not admitted to the practice of law in the State of Nevada; however, for the limited purpose of the opinions set forth above, I am generally familiar with the General Corporation Law of the State of Nevada and have made such inquiries as I consider necessary to render the opinions expressed herein. Subject to the foregoing, this opinion is limited to the effect of the present state of Nevada and United States federal law and to the facts as they presently exist. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. In rendering this opinion, I assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

I consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Hayward D. Fisk
Hayward D. Fisk